[Healthways Logo]	[Axia Logo]

FOR IMMEDIATE RELEASE

Contact:
Kriste Goad	Jonathan Burns
615.263.7524 (o), 615.294.4771 (cell)	615.263.3571 (o), 615.627.7755 (cell)
kriste.goad@healthways.com	jonathan.burns@healthways.com

David Goodspeed

480-783-9555 (o), 602-740-6806 (cell)

dgoodspeed@axiahealth.com

HEALTHWAYS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

AXIA HEALTH MANAGEMENT

Combination to Offer Industry’s Broadest Spectrum of Coordinated

WholeHealth Solutions

NASHVILLE, Tenn. and TEMPE, Ariz. – October 11, 2006 – Ben Leedle, president and CEO of Healthways, Inc. (NASDAQ: HWAY), the nation’s leading provider of Health and Care SupportSM services, and Ben Lytle, CEO of Axia Health Management, LLC (Axia), the leading national provider of preventive health and wellness programs, today jointly announced they have signed a definitive agreement whereby Healthways will purchase Axia. The $450 million acquisition, which is anticipated to be accretive to Healthways’ financial results for fiscal 2007, is expected to close before the end of the calendar year, subject to the satisfaction of customary closing conditions, including obtaining Hart-Scott-Rodino (HSR) clearance. The transaction will be financed through a combination of cash on hand and committed bank debt.

Strategic Fit

“Our agreement to purchase Axia represents a major step forward in our continuing strategy to provide, or enable our customers to provide, WholeHealth solutions, a full spectrum of integrated, personalized, proven and evidence-based interventions to maintain or improve health and productivity,” Leedle said. “Axia’s programs, when combined with our current set of Health and Care SupportSM services, will transform the market and clearly position us as the industry leader and partner of choice for commercial and Medicare Advantage health plans, employers and government. Further, the addition of Axia’s unique national network will enable consumers to obtain everything from in-person health coaching, fitness center access and online communities of interest, to telephonic lifestyle management, condition and disease management, high-risk care management and end-of-life support in the manner that best suits their needs and lifestyles.”

Axia President Hugh Lytle said, “Axia brings best-in-class interventions in physical activity, nutrition and weight management, smoking cessation, stress relief and early detection and screening. Axia also brings new, high-touch delivery platforms for those interventions through its network of 10,000 fitness centers, 3,000 Axia-certified health improvement instructors, 30,000 health and alternative care providers and robust web applications. Through this unique nationwide network, Axia creates select venues and providers that are specific to the consumer’s needs and motivation for better health.

“Axia’s success is the result of a compelling vision and the exceptional contributions of our founding entrepreneurs Mary Swanson, John Harris, Bill Lubin, Chris Cartter, David Hall and

HWAY and Axia Sign Definitive Merger Agreement

October 11, 2006

Stephen Hall. This transaction advances Healthways’ and Axia’s shared vision of optimizing health for everyone, regardless of health status,” Lytle added.

Healthways first expanded into health support services in 2005, with its acquisition of myhealthIQSM. myhealthIQ is an outcomes-driven wellness program with a unique approach that identifies individual health risk factors through an onsite wellness exam, including a full biometric screening with blood draw, and provides each participant with a standardized health risk score. “Axia significantly expands our health support capabilities and accelerates our timeline to provide a fully integrated solution for the entire population,” Leedle said.

“For customers assembling their own population health solution, the new Healthways will provide best-in-class interventions on either a standalone or integrated package basis. For those seeking a turnkey solution, Healthways will provide a fully integrated personalized solution with the consumer at the center of the process,” Leedle said. “Our goal is to have the right personalized support at the right time throughout life, from infancy to midlife to seniors and end-of-life support. To effectively manage their health, consumers need support in all of their health care roles – patient, provider (self-care and care of others) and purchaser. By bringing our two companies together, Healthways will be uniquely positioned to assist customers in optimizing all three roles for the consumer.”

In addition to solutions for the commercial market, Axia offers Healthways new solutions for government and government-sponsored health plans. Axia’s cornerstone product, the SilverSneakers® Fitness Program, provides a unique and highly recognized approach to physical activity for nearly three million Medicare-eligible members in 42 states and is available to them at more than 2,100 specially selected fitness centers and class sites. “As Healthways further penetrates Medicare, Medicare Advantage and Medicare Supplement markets, we expect a proven, high-quality and well-regarded program like SilverSneakers to play a key role in maintaining and improving those members’ health,” Leedle added.

Combined Organization

Together, Healthways and Axia will have over 120 unique health plan customers whose membership totals more than 165 million covered lives. The combined organization will employ approximately 3,500 people. In addition, Axia’s SilverSneakers® program is currently available to nearly three million Medicare Advantage lives. Its highly regarded QuitNet smoking cessation program has more than 300,000 users, making it the largest smoking cessation community in the world.

“Effective integration of our two organizations will require dedicated executive talent,” Leedle said. “I am delighted, therefore, to announce that Ben Lytle, CEO of Axia, will be joining the Healthways Board of Directors upon closing to provide ongoing counsel in the areas of strategy and innovation. Prior to founding Axia, Lytle was CEO of Anthem, which acquired Wellpoint to become the nation’s largest health plan. He retired as Anthem’s CEO in 1999, but continued as an active chairman until 2003. Lytle is active in healthcare reform, is a member of the Board of the American Enterprise Institute and four corporate boards. He is an Executive in Residence at the University of Arizona and 2004 winner of the University of Arizona Executive of the Year Award. In addition, other key members of Axia’s senior management team will also continue with Healthways.”

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HWAY and Axia Sign Definitive Merger Agreement

October 11, 2006

Financial Considerations

The impact of the acquisition will be reflected in the Company’s guidance for fiscal 2007, which will be provided during its scheduled conference call on October 17, 2006. Details of the acquisition financing will be provided after it is completed.

Conclusion

“We believe that the coordinated provision of the combined suite of services will further differentiate Healthways as the leading, single-source provider of WholeHealth solutions,” Leedle said. “We expect our unique capabilities will present a significant opportunity to expand relationships with both our and Axia’s existing customers, while enhancing our ability to win new business in the commercial, government and international markets.”

Conference Call

Healthways will hold a conference call to discuss this announcement tomorrow, Oct. 12, 2006, at 9 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 4931575, and the replay will be available on the Company’s Web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, those statements regarding Healthways’ beliefs and expectations with respect to the closing of the transaction by the end of the calendar year and expectations regarding the financial impact of the transaction in future periods. In order for Healthways to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. These factors include but are not limited to: the uncertainty regarding Healthways’ pending transaction with Axia, including whether or not a transaction will be consummated between the parties, the Company’s ability to satisfy the conditions of its financing commitment, and other risk factors detailed in the Company’s filings with the SEC. The Company undertakes no obligations to update or revise any such forward-looking statements.

About Healthways

Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management, high-risk care management and outcomes-driven wellness to health plans, employers and government. As of August 31, 2006, the Company provided Health and Care Support services for more than 2.4 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and achieve better health outcomes. For more information, visit www.healthways.com.

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HWAY and Axia Sign Definitive Merger Agreement

October 11, 2006

About Axia Health Management

With an integrated suite of prevention programs, Axia Health Management is an industry leader in preventive health care by incorporating personalized solutions that help healthy individuals stay healthy and improve the health of those already affected by disease or disability. This is accomplished through a high-touch delivery system of over 10,000 fitness center locations, 3,000 Axia-certified health improvement instructors and over 30,000 health and complementary and alternative medicine providers including personal trainers, massage therapists, nutritionists, acupuncturists and chiropractors. The cornerstone of Axia’s suite of products is the SilverSneakers® Fitness Program, a unique physical activity program offered to nearly three million Medicare-eligible members in 42 states at more than 2,100 fitness centers and class sites. For more information, call 480.783.9555 or visit www.axiahealth.com.